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                                                               EXHIBIT 23.1.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TAM Restaurants, Inc. and Subsidiaries
Staten Island, New York


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 18, 1997, relating to the consolidated financial statements of TAM Restaurants, Inc. and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the captions "Expert" and "Change in Independent Auditors" in the Prospectus.


BDO Seidman, LLP


/s/ BDO Seidman, LLP
-----------------------


New York, NY
January 13, 1998